Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 11	Trade Date: 11/4/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/7/02

The date of this Pricing Supplement is November 4, 2002

CUSIP or Common Code:	41013MBZ2	41013MCA6	41013MCB4
Price to Public:	100.000%	100.000%	100.000%
Proceeds to Issuer:	$1,757,250.00	$1,226,584.00	$820,505.00
Discounts and Commissions:	1.000%	1.400%	1.500%
Reallowance:	0.150%	0.200%	0.200%
Dealer:	99.200%	98.800%	98.800%
Maturity Date:	11/15/07	11/15/10	11/15/12
Stated Annual Interest Rate:	3.600%	4.400%	4.950%
Interest Payment Frequency:	Monthly	Monthly	Monthly
First Payment Date:	12/15/02	12/15/02	12/15/02
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A
Original Issue Discount1:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 11	Trade Date: 11/4/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/7/02

The date of this Pricing Supplement is November 4, 2002

CUSIP or Common Code:	41013MCC2	41013MCD0	41013MCE8	41013MCF5
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$1,550,385.00	$3,796,520.00	$472,132.50	$3,787,887.50
Discounts and Commissions:	1.750%	2.000%	2.250%	2.750%
Reallowance:	0.275%	0.350%	0.350%	0.350%
Dealer:	98.600%	98.350%	98.000%	97.600%
Maturity Date:	11/15/14	11/15/17	11/15/22	11/15/27
Stated Annual Interest Rate:	5.050%	5.550%	5.600%	5.850%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	12/15/02	12/15/02	12/15/02	12/15/02
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	11/15/05 Callable one time only at 100% on call date above with 30 days notice.	N/A	11/15/07 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.